EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Announces 10MW Hedley Pointe, TX Wind Farm – Company’s Fourth Texas Power Project

DENVER, CO – Monday, February 2, 2009 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) (“NACEL Energy”), a wind power company in business to generate clean, renewable energy, today confirmed it has entered into two long term wind development rights agreements covering an aggregate of 636 acres in Donley County, Texas. Hedley Pointe is the Company’s fourth Texas wind energy project located in the Panhandle. At project build-out, NACEL Energy anticipates 10 MW, or more, of power generating capacity from Hedley Pointe.

NACEL Energy’s Hedley Pointe wind project is strategically located to provide potential interconnection optionality with two electric system operators; SPP and ERCOT. SPP provides power to Kansas, and portions of Texas, New Mexico, Oklahoma, Arkansas, and Louisiana. ERCOT provides power to 21 million customers covering 75% of Texas.

Collection of site specific wind data has commenced at Hedley Pointe with the installation of a 60 meter (200 ft.) NRG Systems meteorological tower transmitting data back to NACEL Energy, via an Iridium satellite uplink. While wind data is collected, additional important development milestones including without limitation, interconnection engineering, turbine engineering and obtaining turbine debt financing, must be completed by the Company. Accordingly, NACEL Energy cautions that project commissioning (completion) at Hedley Pointe is not expected until at least the end of the Company’s fiscal 2009-10 year, or later depending upon future events.

NACEL Energy Chief Executive Officer, Brian Lavery, stated:

“Hedley Pointe is our fourth wind power project. We anticipate generating a total of 80 MW of clean, renewable power upon build-out of our four Texas Panhandle projects – enough energy to meet the daily requirements of an estimated 24,000 average American homes.”

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly-traded companies in America exclusively developing utility class wind power generation projects. NACEL Energy has commenced work at its Hedley Pointe, Swisher, Blue Creek and Channing Flats projects, all located in Texas, and currently anticipates 80 MW of new wind power upon their completion. Internationally, NACEL Energy is pursuing development of a three phase 600 MW wind power generation project in the Dominican Republic which, if successful, could supply clean, renewable, wind energy to a region which relies predominantly on fossil-fuels. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

For more information visit our website www.nacelenergy.com

NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, and its Quarterly Report on Form 10-Q for the quarter ending September 30, 2008, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Investor Services
1-888-242-5848